UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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PC CONNECTION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

(603) 683-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2006

The 2006 Annual Meeting of Stockholders of PC Connection, Inc., a Delaware corporation (the “Company”), will be held at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire on Wednesday, May 24, 2006 at 10:00 a.m., Eastern time, to consider and act upon the following matters:

1.	To elect six directors to serve until the 2007 Annual Meeting of Stockholders;

2.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 13, 2006 are entitled to notice of and to vote at the meeting or any adjournments thereof. The stock transfer books of the Company will remain open. All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Patricia Gallup

Chairman of the Board,

President and Chief Executive Officer

Merrimack, New Hampshire

April 19, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 24, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PC Connection, Inc., a Delaware corporation (the “Company”), for the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 24, 2006 at 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire or any adjournment or adjournments of the Annual Meeting. All proxies will be voted in accordance with the stockholders’ instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed proxy, the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “SEC”), and the Company’s Annual Report to Stockholders for the year ended December 31, 2005 are being mailed to stockholders on or about April 25, 2006.

Voting Securities and Votes Required

On April 13, 2006, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 25,259,261 shares of Common Stock of the Company, $.01 par value per share (the “Common Stock”). Stockholders are entitled to one vote per share. The stock record books of the Company will remain open for inspection by stockholders of record for ten days prior to the Annual Meeting at the offices of the Company at the above address and at the time and place of the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered as present for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required for the ratification and approval of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year.

Shares that abstain from voting in a particular matter, and shares held in “street name” by brokers of nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Abstentions and “broker non-votes” will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 31, 2006, the beneficial ownership of the Company’s Common Stock by: (i) persons known by the Company to own more than 5% of the outstanding shares of Common Stock; (ii) each of the directors of the Company; (iii) each of the current or former executive officers of the Company named in the Summary Compensation Table under the heading “Executive Compensation” below; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise set forth below, the street address of each beneficial owner is c/o PC Connection, Inc., 730 Milford Road, Merrimack, New Hampshire 03054.

Name	Shares of Common Stock Beneficially Owned (1)		Percentage of Common Stock Outstanding (2)
Patricia Gallup	8,714,094	(3)	34.5%
David Hall	8,410,789	(4)	33.3
FMR Corporation	2,472,495	(5)	9.8
Dimensional Fund Advisors, Inc.	1,790,472	(6)	7.1
Robert Wilkins	717,620	(7)	2.8
David Beffa-Negrini	355,677	(8)	1.4
Bradley Mousseau	140,000	(9)	*
Peter Cannone	80,000	(10)	*
Jack Ferguson	52,612	(11)	*
Donald Weatherson	50,000	(12)	*
Bruce Barone	20,000	(13)	*
Joseph Baute	10,000	(14)	*
All current directors and executive officers as a group (10 individuals)	18,550,792	(15)	70.2%

*	Less than 1% of the total number of outstanding shares of Common Stock of the Company on January 31, 2006.
(1)	The number of shares beneficially owned by each director or executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of January 31, 2006 or will have the right to acquire within 60 days thereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.
(2)	The number of shares of Common Stock deemed outstanding for purposes of determining such percentages include 25,259,261 shares outstanding as of January 31, 2006 and any shares subject to issuance upon exercise of options or other rights held by the person in question that were exercisable on or within 60 days after January 31, 2006.
(3)	Includes 8,169,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust and 15,000 shares held by Ms. Gallup’s spouse, as to which Ms. Gallup disclaims beneficial ownership. Ms. Gallup has the sole power to vote or direct the vote as to 530,000 shares and dispose or direct the disposition of 8,699,094 shares. Ms. Gallup has shared voting power as to 16,338,188 shares.
(4)	Includes 8,169,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust. Mr. Hall has the sole power to vote or direct the vote as to 241,695 shares and dispose or direct the disposition of all 8,410,789 shares. Mr. Hall has shared voting power as to 16,338,188 shares.
(5)

The information presented herein is as reported in, and based solely upon a Schedule 13G/A (Amendment No. 3) filed with the SEC on February 14, 2006 by FMR Corp. (“FMR”). Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 2,472,495 shares of the

Company’s Common Stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, including Fidelity Small Cap Stock Fund, which directly owns 1,915,007 shares of the Company’s Common Stock reported as held by FMR. Edward C. Johnson III and FMR, through its control of Fidelity, each has the sole power to dispose or direct the disposition of 2,472,495 shares. Neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)	The information presented herein is as reported in, and based solely upon a Schedule 13G/A (Amendment No. 3) filed with the SEC on February 6, 2006 by Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (together with the investment companies, the “Funds”). All shares of Common Stock are owned by the Funds, none of which, to Dimensional’s knowledge, owns more than 5% of the Company’s Common Stock. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the Common Stock of the Company that is owned by the Funds, and may be deemed to be the beneficial owner of 1,790,472 shares of the Company’s Common Stock held by the Funds. Dimensional disclaims beneficial ownership of such shares of Common Stock. Dimensional’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(7)	Consists of 717,320 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Wilkins has the right to acquire within 60 days after January 31, 2006 and 300 shares held of record by Mr. Wilkins’ children, as to which Mr. Wilkins disclaims beneficial ownership.
(8)	Includes 109,250 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Beffa-Negrini has the right to acquire within 60 days after January 31, 2006.
(9)	Consists of 140,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Mousseau has the right to acquire within 60 days after January 31, 2006.
(10)	Consists of 80,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Cannone has the right to acquire within 60 days after January 31, 2006.
(11)	Includes 49,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Ferguson has the right to acquire within 60 days after January 31, 2006.
(12)	Consists of 50,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Weatherson has the right to acquire within 60 days after January 31, 2006.
(13)	Includes 3,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Barone has the right to acquire within 60 days after January 31, 2006.
(14)	Includes 2,500 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Baute has the right to acquire within 60 days after January 31, 2006.
(15)	Includes an aggregate of 1,151,070 shares of Common Stock issuable to the current directors and executive officers upon exercise of outstanding stock options which they have the right to acquire within 60 days after January 31, 2006.

PROPOSAL ONE

ELECTION OF DIRECTORS

Directors are to be elected at the Annual Meeting. The Board of Directors is currently fixed at six members. The Company’s Bylaws provide that the directors of the Company will be elected at each annual meeting of the Company’s stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

The persons named in the enclosed proxy (Patricia Gallup and David Hall) will vote to elect the six nominees named below as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee is presently serving as a director, and each nominee has consented to being named in this Proxy Statement and to serve, if elected. If for any reason any nominee should be unable to serve, the person acting under the proxy may vote the proxy for the election of a substitute nominee designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable to serve, if elected.

The Board of Directors recommends a vote “FOR” the election of the nominees described below.

Set forth below are the name, age, and length of service as a director for each nominee of the Board of Directors and the positions and offices held by him or her, his or her principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each director or nominee, directly or indirectly, as of January 31, 2006, appears under “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election to the Board of Directors

Patricia Gallup, age 52, is Chairman, President, and CEO of the Company. She has served on the Company’s Board of Directors since its inception, and has been Chairman since 1998. Ms. Gallup is a co-founder of the Company and has served as an executive officer since 1982. She was Chief Executive Officer from 1990 to 2001, and from September 2002 to the present. She has held the title of President of the Company since March 2003.

David Hall, age 56, is a co-founder of the Company and has served on the Company’s Board of Directors since its inception. Mr. Hall served as Vice Chairman of the Board from March 1998 to December 2004. Mr. Hall was an executive officer of the Company from 1982 to 1997, and since then has served as a project manager and advisor to the Company.

Bruce Barone, age 56, has served on the Company’s Board of Directors since June 2002. Since December 1998, he has worked as an independent consultant. Prior to December 1998, Mr. Barone was the President and CEO of Overseas Partners Ltd, a global reinsurance and real estate company, and served in a variety of senior financial positions at United Parcel Service.

Joseph Baute, age 78, has served on the Company’s Board of Directors since June 2001. From 1979 to 1993, Mr. Baute served as Chairman and Chief Executive Officer of Markem Corporation, an industrial marking and coding solutions provider. Since 1993, Mr. Baute has worked as an independent consultant. Mr. Baute serves on the board of directors of several privately held companies.

David Beffa-Negrini, age 52, has served on the Company’s Board of Directors since September 1994. Mr. Beffa-Negrini has served as Co-President of the Company’s Merrimack Services subsidiary since September 2005 and as Vice President of Corporate Communications since June 2000. Mr. Beffa-Negrini has served the Company in a variety of senior management capacities in the areas of merchandising, marketing, and communications. He has been employed by the Company since 1983.

Donald Weatherson, age 68, has served on the Company’s Board of Directors since June 2005. Mr. Weatherson served on the board of directors of the Company’s GovConnection subsidiary from May 2003 to June 2005. Since August 2002, Mr. Weatherson has pursued personal and community interests and served on an interim basis as Chief Executive Officer of GovConnection from November 2003 to May 2004. From April 1994 to July 2002, Mr. Weatherson served in a variety of senior executive positions at Compaq Computer Corporation. From 1990 to 1993, Mr. Weatherson was Chief Executive Officer of the Navy Exchange System, a retail services company operated by the U.S. Navy. He retired from the Navy as a Rear Admiral in 1993. Mr. Weatherson also serves as Chairman of the Board of Viewpoint Corporation, an internet service marketing company.

No family relationship exists between any of our executive officers or directors.

Board Meetings and Attendance

The Board met eleven times during 2005, either in person or by teleconference. During 2005, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served. The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of stockholders. All of the directors, except Mr. Barone, attended the Company’s 2005 Annual Meeting of Stockholders.

Board Committees

The Board of Directors has established two standing committees – Audit and Compensation. The Audit and Compensation Committees each operate under written charters that have been approved by the Board.

The Board of Directors has determined that, except for Mr. Weatherson, all of the members of each of the Board’s two standing committees are independent as defined under the rules of the Nasdaq Stock Market including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm, and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 21 of this proxy statement).

The members of the Audit Committee are Messrs. Barone, Baute, and Weatherson. The Board of Directors has determined that each of its Audit Committee members would qualify as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met six times during 2005.

Under applicable NASDAQ rules, among other requirements a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Messrs. Baute, Barone, and Weatherson, who comprise our Audit and Compensation Committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each of Messrs. Barone and Baute is an “independent director” as defined under NASDAQ Stock Market Rule 4200(a)(15).

Mr. Weatherson does not qualify as an independent director under Rule 4200(a)(15) as a result of his interim service as Chief Executive Officer (“CEO”) of the Company’s GovConnection subsidiary from November 2003 to May 2004. At the time of his election as CEO of GovConnection, Mr. Weatherson was serving as Chairman of the Board of GovConnection. Until May 8, 2007, Mr. Weatherson will not qualify as an “independent director” under NASDAQ rules. The Board of Directors of the Company, consistent with NASDAQ Stock Market Rule 4350(d)(2)(B), has determined that such prior service as interim CEO of GovConnection does not interfere with Mr. Weatherson’s ability to exercise independent judgment as a director or member of the Audit Committee. As such, the Board of Directors has determined that Mr. Weatherson is not precluded from membership on the Audit Committee and that his membership is in the best interests of stockholders given his experience and background.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing evaluations of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The Compensation Committee met twice in 2005. The members of the Compensation Committee are Messrs. Barone, Baute, and Weatherson.

Controlled Company Status

The Company is a “Controlled Company” as defined in NASDAQ Stock Market Rule 4350(c). The Board of Directors has based this determination on the fact that approximately 68% of the voting stock of the Company is beneficially owned or controlled by Ms. Gallup and Mr. Hall.

The Company does not have a standing nominating committee, and the functions of evaluating and selecting directors have been performed by the Board of Directors as a whole. The Board will from time to time evaluate biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process.

Director Candidates

All of the Company’s current members of the Board of Directors have served as directors since 2002, except Mr. Weatherson, who became a director in June 2005. Where called for, qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. Minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Board of Directors desires a diverse group of candidates who possess the background, skills, and expertise to make a significant contribution to the Board, the Company, and its stockholders. In the event of a need for a new or additional director, the Board of Directors would evaluate potential nominees by reviewing their qualifications, results of personal and reference interviews, and such other information as they may deem relevant.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board of Directors has generally nominated the current directors for re-election at each annual meeting of stockholders. The Board has therefore not established special procedures for security holders to submit director recommendations. If the Company were to receive recommendations of candidates from the Company’s security holders, the Board of Directors would consider such recommendations in the same manner as all other candidates.

Communicating with the Independent Directors

The Board of Directors has not implemented a process for stockholders of the Company to send communications to the Board.

Code of Ethics

The Company has adopted a written Code of Ethics that applies to the Company’s directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The Code of Ethics is posted on the Company’s Web site. In addition, the Company intends to post on its Web site all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Directors’ Compensation

Messrs. Beffa-Negrini, Baute, Barone, and Hall each received a $22,000 annual retainer. Mr. Weatherson received a pro-rata portion of a $22,000 annual retainer commencing June 9, 2005, upon his election to the Board of Directors. In addition, all of the board members, except Ms. Gallup, each received fees of $1,500 for each Board and committee meeting attended, unless the committee meeting was attended on a day of the Board meeting, in which case they received $1,000 for each committee meeting attended. Effective January 1, 2006, each Director, except Ms. Gallup and Mr. Beffa-Negrini, is entitled to receive an annual retainer of $36,000 and fees of $1,500 for each Board and committee meeting attended. In addition, the Board members receive reimbursement for all reasonable expenses incurred in attending Board and committee meetings.

The members of the Board of Directors are also eligible to participate in the Company’s 1997 Stock Incentive Plan.

The following table describes the cash payments made to our directors during 2005.

Director	Cash Payments for Board and Committees
Joseph Baute	$50,000
Bruce Barone	49,500
David Hall	41,500
David Beffa-Negrini	38,500
Donald Weatherson	30,333

Ms. Gallup does not receive compensation for her services as a member of the Company’s Board of Directors.

Certain Transactions

The Company currently has leases for a facility in Marlow, New Hampshire and two facilities in Keene, New Hampshire with Gallup & Hall (“G&H”), a partnership owned solely by Patricia Gallup and David Hall, the Company’s principal stockholders. The lease for one of the Keene, New Hampshire facilities expires in July 2008 and requires annual rental payments of $151,836 (subject to adjustment every three years for changes in the consumer price index). The lease for the Marlow, New Hampshire facility expires in May 2007 and requires annual rental payments of $6,000. The second facility in Keene, New Hampshire is leased on a month-to-month basis requiring monthly rental payments of $1,344. These leases also obligate the Company to pay certain real estate taxes and insurance premiums on the premises. Rent expense under all such leases aggregated $173,084 for the year ended December 31, 2005.

In November 1997, the Company entered into a fifteen-year lease for a 114,000 square foot corporate headquarters in Merrimack, New Hampshire with G&H Post, L.L.C., an entity owned solely by Patricia Gallup and David Hall. The Company began occupying the new facility upon completion of construction in late November 1998, and lease payments began in December 1998. Annual lease payments under the terms of the lease are $911,400 for the first five years of the lease, increasing to $1,025,350 for years six through ten and to $1,139,400 for years 11 through 15. The lease is in its eighth year. The lease requires the Company to pay its proportionate share of real estate taxes and common area maintenance charges as additional rent and also to pay insurance premiums for the leased property. The Company has the option to renew the lease for two additional terms of five years.

During 2005 the Company provided various facilities management, maintenance, financial, tax, and legal services to certain affiliates in connection with the operation of facilities leased by the Company from those affiliates. The Company was reimbursed $81,527 by G&H during 2005 for those services.

The 1998 PC Connection Voting Trust

In connection with the Company’s initial public offering in March 1998, Patricia Gallup and David Hall placed substantially all of the shares of Common Stock that they beneficially owned immediately prior to the public offering into a Voting Trust (the “Voting Trust”) of which they serve as co-trustees. The Voting Trust is the record holder of 16,338,188 shares of Common Stock as of the record date, April 13, 2006. The terms of the Voting Trust require that both Ms. Gallup and Mr. Hall, as co-trustees, agree as to the manner of voting the shares of Common Stock of the Company held by the Voting Trust in order for the shares to be voted. In the event the co-trustees are deadlocked with respect to the election of directors at a meeting of stockholders, the Board of Directors may require the co-trustees to execute and deliver to the Secretary of the Company a proxy representing all shares issued and outstanding in the name of the Voting Trust and entitled to vote in the election of directors. Such proxy shall confer upon the proxyholder authority to attend the meeting for purposes of establishing a quorum and to vote for the directors nominated by the Board of Directors, provided that such nominees are incumbent directors elected with the consent of the co-trustees. Each of Ms. Gallup and Mr. Hall may transfer shares of Common Stock for value to unaffiliated third parties. Any shares so transferred will no longer be subject to the Voting Trust and an equal number of the non-transferring co-trustee’s shares will be released from the Voting Trust. Transfers by either of Ms. Gallup or Mr. Hall in excess of 75,000 shares in any 90-day period, or that would decrease the shares held by the Voting Trust to less than a majority of the outstanding shares, will be subject to a right of first refusal to the other. The Voting Trust will terminate when it holds less than 10% of the outstanding shares of Common Stock of the Company or at the death of both co-trustees. In addition, in the event of the death or incapacity of either co-trustee, or when either of Ms. Gallup or Mr. Hall holds less than 25% of the beneficial interest held by the other in the Voting Trust, the other will become the sole trustee of the Voting Trust with the right to vote all the shares held by the Voting Trust.

Executive Compensation

Summary Compensation Table. The following table sets forth certain compensation information for the years ended December 31, 2005, 2004, and 2003 for all persons who served as Chief Executive Officer of the Company during 2005 and the four other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2005 (collectively, the “Named Executive Officers”), as required under applicable rules of the SEC.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)	All Other Compensation($)
Patricia Gallup	2005	432,115	—	—	—	5,220	(3)
President, Chief Executive Officer,	2004	430,000	—	—	—	5,145	(4)
and Chairman of the Board(2)	2003	430,000	—	—	—	4,350	(5)

Robert F. Wilkins(6) Executive Vice President	2005	417,404	10,000	—	—	900	(3)
	2004	403,462	—	—	—	851	(4)
	2003	375,000	—	—	300,000	840	(5)

Peter J. Cannone(7) Senior Vice President, Sales Operations	2005	294,231	10,000	—	120,000	3,810	(3)
	2004	205,961	100,000	—	50,000	3,430	(4)
	2003	109,665	25,000	—	30,000	1,870	(5)

Jack L. Ferguson Senior Vice President, Treasurer and Chief Financial Officer(8)(9)	2005	260,750	10,000	—	40,000	4,114	(3)
	2004	153,250	9,800	—	—	5,192	(4)
	2003	130,212	—	—	—	5,146	(5)

Bradley G. Mousseau Senior Vice President, Human Resources(9)	2005	201,692	10,000	—	—	3,272	(3)
	2004	190,480	30,000	—	—	3,007	(4)
	2003	165,250	—	—	100,000	3,252	(5)

(1)	In accordance with the rules of the SEC, perquisites and other personal benefits have been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(2)	Ms. Gallup assumed the duties of the office of the President upon the resignation of the former President in March 2003, along with her then existing duties as Chief Executive Officer and Chairman of the Board. Ms. Gallup also served as Chief Executive Officer until June 2001 and resumed the duties of that office in September 2002 upon the resignation of the former Chief Executive Officer.

(3)	Consists of: (a) the Company’s contributions for Ms. Gallup and Messrs. Cannone, Ferguson, and Mousseau under the Company’s 401(k) Plan in the amount of $3,150, $3,150, $2,285, and $2,275, respectively; and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup and Messrs. Wilkins, Cannone, Ferguson, and Mousseau in the amounts of $2,070, $900, $660, $1,829, and $997, respectively.

(4)	Consists of: (a) the Company’s contribution for Ms. Gallup and Messrs. Cannone, Ferguson, and Mousseau under the Company’s 401(k) Plan in the amount of $3,075, $3,075, $1,961, and $2,216, respectively; and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup, Messrs. Wilkins, Cannone, Ferguson, and Mousseau in the amounts of $2,070, $851, $355, $3,231, and $791, respectively.

(5)	Consists of: (a) the Company’s contribution for Ms. Gallup and Messrs. Cannone, Ferguson, and Mousseau under the Company’s 401(k) Plan in the amount of $3,000, $1,673, $1,935, and $2,479, respectively; and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup and Messrs. Wilkins, Cannone, Ferguson, and Mousseau in the amounts of $1,350, $840, $197, $3,211, and $773, respectively.

(6)	Mr. Wilkins resigned as Executive Vice President from the Company in March 2006.

(7)	Mr. Cannone was appointed Senior Vice President, Sales Operations in August 2005.

(8)	Mr. Ferguson was appointed Vice President and Chief Financial Officer in December 2005.

(9)	Messrs. Ferguson and Mousseau were each named Senior Vice President in April 2006.

Employment and Severance Agreements

The Company is a party to an employment agreement with Ms. Gallup. The agreement contains provisions for establishing her annual base salary and bonus and may be terminated by Ms. Gallup or the Company. The Company has entered into letter agreements with Messrs. Cannone and Mousseau, providing for severance payments for six months of their then respective annual base salary if the Company terminates their employment for any reason other than for cause or for a change in control (as defined therein). In the event of termination resulting from a change in control of the Company, such severance payments would extend for a total of twelve months. Each of Messrs. Cannone’s and Mousseau’s letter agreement includes certain non-compete obligations which extend for eighteen months after termination of employment.

On March 30, 2006, Mr. Wilkins resigned from the Company. The Company intends to enter into a separation agreement under which Mr. Wilkins will receive his base salary and benefits for a period of twelve months. Mr. Wilkins will be retained as a consultant by the Company following his separation. Under the terms of the consulting agreement, Mr. Wilkins will earn between $264,000 and $304,000 over a period of one year. Mr. Wilkins’ employment agreement includes certain non-compete obligations which extend for two years following termination of his employment.

Option Grants in 2005

The following table sets forth certain information regarding stock options granted during the year ended December 31, 2005 by the Company to the Named Executive Officers:

Option Grants in 2005

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%)(2)	Exercise or Base Price ($/Sh)(3)	Expiration Date	5%($)	10%($)
Patricia Gallup	—		—	—	—	—	—
Robert Wilkins	—		—	—	—	—	—
Peter Cannone	120,000	(4)	18.9	7.91	02/08/15	596,569	1,511,824
Jack Ferguson	40,000	(5)	6.3	5.38	12/29/15	135,338	342,973
Bradley Mousseau	—		—	—	—	—	—

(1)	Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which the stock options are exercised.

(2)	Calculated based on an aggregate of 635,500 options granted under the 1997 Stock Incentive Plan to employees during the fiscal year ended December 31, 2005.

(3)	The exercise price is equal to the closing price of the Company’s Common Stock as reported by the NASDAQ National Market on the date of grant.

(4)	Mr. Cannone was granted options to purchase 120,000 shares of the Company’s Common Stock. This grant was originally exercisable in four equal annual installments beginning one year after the grant date. As a result of the Company’s acceleration of the vesting of certain stock options on December 30, 2005, one-fourth of these options became fully vested. The remaining options become exercisable in three equal annual installments beginning in February 2007.

(5)	Mr. Ferguson’s options were fully vested on the grant date.

Option Exercises and Year-End Values. The following table sets forth certain information regarding the aggregate shares of Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 2005, as well as the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2005:

Aggregated Option Exercises in 2005 and

Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options At Fiscal Year End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Patricia Gallup	—	—	—	—	—	—
Robert Wilkins	—	—	717,320	25,000	—	—
Peter Cannone	—	—	80,000	120,000	—	—
Jack Ferguson	1,579	7,458	49,000	—	1,625	—
Bradley Mousseau	—	—	140,000	12,500	7,313	—

(1)	Value is calculated based on the difference between the option exercise price and the closing market price of the Company’s Common Stock on the NASDAQ National Market on the date of exercise, multiplied by the number of shares exercised.

(2)	Represents the difference between the last reported sales price of the Company’s Common Stock as reported by the NASDAQ National Market on December 30, 2005 ($5.38), the last trading day of 2005, and the exercise price of the option, multiplied by the number of shares subject to the option.

Report of the Compensation Committee

This report is submitted by the Compensation Committee and addresses the Company’s compensation policies for 2005 as they affected Ms. Gallup and the Company’s other executive officers. The Committee consists of Messrs. Barone, Baute, and Weatherson.

The Compensation Committee annually sets the compensation of the Chief Executive Officer. The Compensation Committee also reviews and approves or recommends for approval to the Board of Directors the recommendations of the Chief Executive Officer regarding the compensation of the Company’s other executive officers. In addition, the Committee administers the Company’s stock incentive plans as recommended by the Chief Executive Officer.

Each of the Named Executive Officers regularly made presentations to the Board of Directors. As a result, the members of the Compensation Committee are personally familiar with the performance of each Named Executive Officer.

The Compensation Committee seeks to achieve three broad goals in connection with the Company’s compensation philosophy and decisions regarding compensation. First, the Company is committed to providing executive compensation designed to attract, retain, and motivate executives who contribute to the long-term success of the Company and are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industry in which the Company operates. Second, the Company wants to reward executives for the achievement of business objectives of the Company and/or the individual executive’s particular area of responsibility. By tying compensation in part to achievement, the Company believes that a performance-oriented environment is created for the Company’s executives. Finally, compensation is intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company’s executives with the performance of the Company’s Common Stock.

Each executive’s total compensation depends upon the executive’s performance against specific objectives. These objectives include both quantitative factors related to the Company’s short-term financial objectives and qualitative factors such as (a) demonstrated leadership ability, (b) management development, (c) compliance with Company policies, and (d) anticipation of and response to changing market and economic conditions, to enhance the Company’s ability to operate profitably. Compensation for the Company’s executives generally consists of three elements:

salary—levels are generally set by reviewing compensation for competitive positions in the market and considering the executive’s level of responsibility, qualifications, and experience, as well as the Company’s financial performance and the individual’s performance;

bonus—amounts are generally based on achievement of the Company’s performance goals in any given year; and

stock option grants—options provide long-term incentives to promote and identify long-term interests between the Company’s employees and its stockholders and to assist in the retention of executives.

In making decisions regarding the compensation of the Chief Executive Officer, the Compensation Committee considered the input of the Company’s other directors and other publicly available information relating to comparable direct marketing firms of information technology products. In addition, executives are also eligible to receive various benefits, including medical, disability, and life insurance plans, and may participate in the Company’s stock purchase plan and 401(k) qualified savings plan. All of these benefits are generally available to all employees of the Company.

In order to attract, retain, and motivate the talented personnel it needs, the Company has structured its executive compensation program to provide its employees with cash compensation competitive with total compensation paid by comparable companies. Bonuses are primarily based on corporate performance, with actual awards varying greatly according to the Company’s overall performance and the individual’s impact on that performance.

Base Salaries for 2005

Ms. Gallup received $432,115 as compensation for 2005. The Compensation Committee also reviewed the annual salary levels for all other Named Executive Officers. These salary levels were designed to remain competitive within the market.

Bonus Compensation for 2005

Messrs. Cannone, Mousseau, Wilkins and Ferguson received bonuses for 2005 based upon their achievement of certain performance goals. Ms. Gallup did not receive a bonus for 2005.

Stock Option Awards in 2005

The Compensation Committee reviews and approves all grants of stock options to the Company’s Named Executive Officers and reviews all grants of stock options to other employees. The Company granted stock options to Messrs. Cannone and Ferguson in 2005, and made periodic grants to various managerial employees. All grants of stock options were reviewed by the full Board of Directors.

Compensation of Chief Executive Officer

The Company’s compensation plans are designed to provide incentive and reward for individual achievement and for meeting company goals. As with other executive officers, the Chief Executive Officer’s compensation reflects this philosophy. The factors of determining compensation for the Chief Executive Officer are generally the same as for other Company executives. Ms. Gallup did not participate in any decisions regarding her own compensation.

The Compensation Committee has determined that, based upon a review of the Company’s operations and salaries of Chief Executive Officers of comparable companies, Ms. Gallup’s salary for 2006 will be $445,000. In light of her substantial current stock ownership, the Compensation Committee determined not to recommend to the Board of Directors any award of equity-based compensation. The Compensation Committee believes that Ms. Gallup’s compensation has been set at a level competitive with other companies in the industry.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Donald Weatherson, Chairman

Bruce Barone

Joseph Baute

Compensation Committee and Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Barone, Baute, and Weatherson. Messrs. Barone and Baute were not at any time during 2005, or formerly, an officer or employee of the Company or any subsidiary of the Company. Mr. Weatherson served on an interim basis as Chief Executive Officer of the Company’s subsidiary, GovConnection, from November 2003 to May 2004, and as such, will not qualify as an “independent director” under NASDAQ rules until May 2007. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors, executive officers, and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of copies of reports filed by individuals required to make filings (“Reporting Persons”) pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that all such reports required to be filed under Section 16(a) of the Exchange Act for 2005 were timely filed, except as follows: Mr. Ferguson, an executive officer, failed to timely file a Form 3 on October 21, 2004. Mr. Ferguson also failed to timely file a Form 4 on December 30, 2005 to report the receipt of a stock option grant of 40,000 shares. Mr. Beffa-Negrini, a member of the Board, failed to timely file a Form 4 on December 30, 2005 to report the purchase of 1,990 shares of the Company’s Common Stock. Mr. Ferguson filed with the SEC the required Form 3 on February 15, 2005 and the required Form 4 on March 23, 2006. Mr. Beffa-Negrini filed the required Form 4 with the SEC on January 5, 2006.

Stock Performance Graph

The following stock performance graph compares cumulative total stockholder return on the Company’s Common Stock for the period from December 31, 2000 through December 31, 2005 with the cumulative total return for (i) the Russell 2000 Index and (ii) the Company’s Peer Group. This graph assumes the investment of $100 on December 31, 2000 in the Company’s Common Stock, the Russell 2000 Index, and the Company’s Peer Group and assumes dividends are reinvested. The Company’s Peer Group consists of CDW Computer Centers, Inc., PC Mall, Inc., Insight Enterprises, Inc., Zones, Inc., and Systemax, Inc.

		Annual Return Percentage
		Years Ended
Company Name / Index		Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
PC Connection, Inc.		42.94	-65.81	62.23	15.74	-43.49
Russell 2000		2.49	-20.48	47.25	18.33	4.55
Peer Group		80.32	-26.83	47.99	16.09	-12.61

		Indexed Returns
	Base Period Dec-00	Years Ended
Company Name / Index		Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
PC Connection, Inc.	100	142.94	48.87	79.28	91.76	51.86
Russell 2000 Index	100	102.49	81.49	120.00	142.00	148.46
Peer Group	100	180.32	131.93	195.25	226.67	198.08

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon exercise of options, warrants, and rights under all of the Company’s equity compensation plans as of December 31, 2005, including the 1993 Incentive and Non-Statutory Stock Option Plan (the “1993 Plan”), as amended, the 1997 Stock Incentive Plan, as amended, and the Company’s Employee Stock Purchase Plan (the “ESPP”). The Company’s stockholders have approved all of these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(1)(2)(3)
Equity Compensation Plans Approved by Security Holders	2,542,222	$10.42	882,440
Equity Compensation Plans Not Approved by Security Holders	None	N/A	N/A
Total	2,542,222	$10.42	882,440

(1)	The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2)	Includes 192,866 shares of Common Stock issuable under the Company’s ESPP, all of which are issuable in connection with the current offering period which ends on June 30, 2006.

(3)	With respect to the 1993 Plan, the table excludes shares available for issuance because the Company does not intend to grant any additional options under the 1993 Plan and has not granted options under the 1993 Plan since March 1998.

PROPOSAL TWO

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The ratification of this selection by the Audit Committee is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Audit Committee in selecting the Company’s independent registered public accounting firm. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 1984. It is expected that a member of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Additional Information

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their affiliates (“Deloitte & Touche”) billed to the Company for each of the last two years. The

Audit Committee of the Company’s Board of Directors believes that the non-audit services described below did not compromise Deloitte & Touche’s independence.

Fee Category	2005	2004
Audit Fees (1)	$779,000	$462,000
Audit-Related Fees (2)	64,000	47,000
Tax Fees (3)	158,000	154,000
Other Fees (4)	-0-	-0-

Total Fees	$1,001,000	$663,000

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits and advisory services connected with Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Tax fees consist of fees for tax compliance, tax advice, and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, and claims for refunds and tax payment-planning services, accounted for $71,000 of the total tax fees billed in 2005 and $74,000 of the total tax fees billed in 2004. Tax advice and tax planning services relate to assistance with tax audits, employee benefit plans, and multi-state tax consulting.

(4)	There were no fees to report for this category in 2005 and 2004.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may also delegate to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a revised written charter adopted by the Board of Directors and approved in March 2004. The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005 and has discussed these financial statements with the Company’s management and the Company’s registered public accounting firm.

The independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee also discussed with the independent registered public accounting firm their independence from the Company.

The Audit Committee discussed and reviewed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires the Company’s registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The Company’s management is responsible for the preparation of the Company’s financial statements and the independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Joseph Baute, Chairman

Bruce Barone

Donald Weatherson

ADDITIONAL INFORMATION

Matters to be Considered at the Annual Meeting

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2000). If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2000).

Solicitation of Proxies

All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, and personal interviews. The Company will also request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

Deadline for Submission of Stockholder Proposals

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company at its principal office in Merrimack, New Hampshire not later than December 26, 2006, for inclusion in the proxy statement for that meeting.

If a stockholder of the Company who holds less than 40% of the shares of capital stock of the Company issued and outstanding and entitled to vote wishes to present a proposal before the 2007 Annual Meeting but has not complied with the requirements for inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, such stockholder must give timely notice of such proposal to the Secretary of the Company at the principal offices of the Company. The required notice must be delivered to or mailed and received at the principal executive offices of the Company not later than March 23, 2007 nor earlier than February 23, 2007. Notwithstanding the foregoing, if the Company provides less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder or stockholders to be timely must be delivered or mailed to the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.

The advance notice provisions of the Company’s bylaws supersede the notice requirements contained in the recent amendments to Rule 14a-8 under the Exchange Act.

By Order of the Board of Directors,

Patricia Gallup

Chairman of the Board,

President and Chief Executive Officer

April 19, 2006

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

ANNUAL MEETING OF STOCKHOLDERS OF

PC CONNECTION, INC.

May 24, 2006

Please date, sign, and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. To elect the following six directors for the ensuing year:			2. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as independent registered public accounting firm for the current year.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	o Patricia Gallup
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	o David Hall o Bruce Barone o Joseph Baute o David Beffa-Negrini o Donald Weatherson

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder_____________________ Date: _____    Signature of Stockholder_____________________ Date: _____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PC CONNECTION, INC.

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoints Patricia Gallup and David Hall, each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of PC Connection, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 24, 2006 at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, at 10:00 a.m., Eastern time, or any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

PLEASE FILL IN, DATE, SIGN, AND MAIL THIS PROXY

IN THE ENCLOSED RETURN ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE